UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2014, FireEye, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were represented, either in person or by proxy, 122,535,371 shares of the Company’s common stock, or approximately 84.49% of the total shares entitled to vote, constituting a quorum. The Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014. The voting results are set forth below.

Proposal 1: Election of Class I Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes

William M. Coughran Jr.	107,168,706	1,023,222	14,343,443

Gaurav Garg	107,586,575	605,353	14,343,443

Promod Haque	107,435,669	756,259	14,343,443

William M. Coughran Jr., Gaurav Garg and Promod Haque were duly elected as Class I directors of the Company.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes

122,039,217	346,807	149,347	–

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: June 13, 2014	By:	/s/ Alexa King
Alexa King Senior Vice President, General Counsel and Secretary